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                             WAYLAND BUSINESS CENTER

                             WAYLAND, MASSACHUSETTS


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                                TABLE OF CONTENTS

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                                                                                                          PAGE
ARTICLE I
         REFERENCE DATA....................................................................................1
         1.1      Subjects referred to.....................................................................1
         1.2      Exhibits.................................................................................3

ARTICLE II
         PREMISES AND TERM.................................................................................4
         2.1      Premises.................................................................................4
         2.2      Common Facilities........................................................................4
         2.3      Amenities................................................................................4
         2.4      Landlord's Reservations..................................................................5
         2.5      Term.....................................................................................5
         2.6      Extension Term...........................................................................6
         2.7      Early Access.............................................................................7

ARTICLE III
         ALTERATIONS AND ADDITIONS.........................................................................8
         3.2      Preparation of Premises for Occupancy....................................................8
         3.3      Tenant Changes and Additions............................................................10
         3.4      General Provisions Applicable to Construction...........................................11
         3.5      Construction Representatives............................................................13

ARTICLE IV
         RENT.............................................................................................13
         4.1      Annual Fixed Rent.......................................................................13
         4.2      Additional Rent.........................................................................13
                  4.2.1    Real Estate Taxes..............................................................13
                  4.2.2    Real Estate Taxes Defined......................................................15
                  4.2.3    Operating Expenses.............................................................16
                  4.2.4    Tenant's Proportionate Share...................................................19
                  4.2.5    Tenant's Electricity Usage.....................................................20

ARTICLE V
         LANDLORD'S COVENANTS.............................................................................21
         5.1      Landlord's Covenants....................................................................21
         5.2      Interruptions...........................................................................23

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ARTICLE VI
         TENANT'S COVENANTS...............................................................................24
         6.1      Tenant's Covenants......................................................................24

ARTICLE VII
         CASUALTY AND TAKING..............................................................................37
         7.1      Casualty and Taking.....................................................................37
         7.2      Reservation of Award....................................................................41

ARTICLE VIII
         RIGHTS OF MORTGAGEE..............................................................................42
         8.1      Superiority of Lease....................................................................42
         8.2      No Prepayment...........................................................................42
         8.3      No Release or Termination...............................................................42
         8.4      No Modification, etc....................................................................43
         8.5      Continuing Offer........................................................................43
         8.6      Subordination...........................................................................43
         8.7      Implementation..........................................................................44

ARTICLE IX
         DEFAULTS.........................................................................................44
         9.1      Events of Default.......................................................................44
         9.2      Remedies and Damages....................................................................45

ARTICLE X
         MISCELLANEOUS....................................................................................48
         10.1     When Lease Becomes Binding..............................................................48
         10.2     Titles..................................................................................49
         10.3     Notice of Lease.........................................................................49
         10.4     Holding Over............................................................................49
         10.5     Notice..................................................................................49
         10.6     Bind and Inure..........................................................................50
         10.7     No Surrender............................................................................50
         10.8     No Waiver, Etc..........................................................................50
         10.9     No Accord and Satisfaction..............................................................51
         10.10    Cumulative Remedies.....................................................................51
         10.11    Partial Invalidity and Applicable Law...................................................52
         10.12    Landlord's Right to Cure Tenant's Defaults..............................................52
         10.13    Estoppel Certificates...................................................................53
         10.14    Waiver of Subrogation...................................................................54
         10.15    Brokerage...............................................................................54
         10.16    Force Majeure...........................................................................55
         10.17    Authority...............................................................................56
         10.18    Parking and Loading.....................................................................56
         10.19    Signage.................................................................................56
         10.20    Security Deposit........................................................................57
         10.21    Limitation of Landlord's Liability......................................................58
         10.22    Right to Relocate.......................................................................59
         10.23    Rear Access.............................................................................60

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EXHIBIT A

         DESCRIPTION OF THE LAND.........................................................................A-1

EXHIBIT B

         PLAN SHOWING THE PREMISES.......................................................................B-1

EXHIBIT C

         DETERMINATION OF FAIR MARKET RENTAL VALUE.......................................................B-2

EXHIBIT D

         LANDLORD'S SERVICES.............................................................................D-1

EXHIBIT E

         RULES AND REGULATIONS...........................................................................E-1

EXHIBIT F

         LIST OF APPROVED CONTRACTORS, ARCHITECTS AND ENGINEERS..........................................E-1

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                             WAYLAND BUSINESS CENTER

                             WAYLAND, MASSACHUSETTS

                         LEASE dated as of June 16, 2000

                                    ARTICLE I

                                 REFERENCE DATA

         1.1 SUBJECTS REFERRED TO. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

Landlord:                           Wayland Business Center, LLC, a Delaware
                                    limited liability company

Original Address of                 c/o Congress Group Ventures
Landlord:                           One Memorial Drive
                                    Cambridge, Massachusetts  02142

Landlord's Construction
Representative:                     Vincent A. Chiozzi, Jr.

Tenant:                             Moldflow Corporation

Original Address of
Tenant:                             91 Hartwell Avenue
                                    Lexington, MA 02421

Tenant's Construction
Representative:                     Glenn Hathaway and Suzanne E. Rogers

Premises:                           Agreed to be Twenty-Two Thousand Six
                                    Hundred Ninety-Four (22,694) rentable square feet ("r.s.f.") located on the 1st floor in the building having a street address of 430
                                    Boston Post Road (the "Building") which
                                    constitutes one of the interconnected brick buildings (the ABuildings") located on the land more particularly described in EXHIBIT
                                    A attached hereto (the "Land"). As used in this Lease, all r.s.f. figures include proportionate shares of all common areas of the Buildings. A plan showing the Premises is attached hereto as EXHIBIT B. The
                                    Buildings and the Land are referred to as the "Property".


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Total Rentable Floor
Area of the Buildings:              392,500 rentable square feet.

Term: Five (5) years, commencing on the Term Commencement Date (the "Original Term"), as the same may be extended by Tenant's exercise of the extension option provided under Section 2.6.

Lease Year:                         The twelve (12) month period commencing on
                                    the Term Commencement Date and ending on the day preceding the first anniversary of the Term Commencement Date (except that if the
                                    Term Commencement Date is other than the first day of a calendar month, the expiration of the first Lease Year shall be at the close of the last day of the calendar month in which such first anniversary falls), and each twelve month period thereafter occurring during the Term of this Lease.

Term Commencement
Date:                               As defined in Section 3.2.4 hereof.

Annual Fixed Rent:                  Lease Year 1 - 2  $590,044.00, calculated at
                                                      $26 r.s.f.
                                    Lease Year 3 - 4  $612,738.00, calculated at
                                                      $27 r.s.f.
                                    Lease Year 5      $635,432.00, calculated at
                                                      $28 r.s.f.

Additional Rent:                    All payments required to be made by Tenant
                                    to Landlord under Section 4.2 hereof.

Cost of Tenant's Electricity:       Shall be included as an operating expense
                                    and Tenant shall pay Tenant's Proportionate
                                    Share thereof as set forth in Sections 4.2.3 and Section 4.2.5.

Extension Options:                  Tenant may elect to extend the Term beyond
                                    the expiration of the Original Term for one
                                    (1) additional period of five (5) years
                                    under Section 2.6.

Tenant's Included Share
of Real Estate Taxes:               During each year of the Original Term, 100%
                                    of the actual real estate taxes per r.s.f.
                                    during the 2001 tax fiscal year; during each year of the Extension Term, 100% of the actual real estate taxes per r.s.f. during the tax fiscal year most recently completed prior to the commencement of the Extension
                                    Term.


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Tenant's Included Share
of Operating Expenses:              During each year of the Original Term, 100%
                                    of the actual operating expenses per r.s.f.
                                    during the 2000 calendar year; during each year of the Extension Term, 100% of the actual operating expenses per r.s.f. during the calendar year most recently completed prior to the commencement of the Extension
                                    Term.

Permitted Uses:                     General office use and incidental research
                                    laboratory and equipment demonstration.

Tenant's Public
Liability Insurance:                $1,000,000 combined single limit and
                                    $3,000,000 umbrella coverage.

Bodily Injury:                      $1,000,000 each person; $3,000,000 each
                                    accident.

Property Damage:                    $1,000,000 each accident.

Tenant's Share of
Parking Spaces:                     Seventy-Two (72).

Tenant Improvements
Allowance:                          $30.00 per r.s.f. of the Premises. In
                                    addition, Landlord shall provide, at no cost to Tenant, a "test fit" plan for the Premises.

Security Deposit:                   $295,022, subject to Section 10.20.

         1.2 EXHIBITS. The Exhibits listed below in this section are incorporated in the Lease by reference and are to be construed as part of this
Lease:

         Exhibit A - Description of the Land
         Exhibit B - Plan Showing the Premises
         Exhibit C - Determination of Fair Rental Value
         Exhibit D - Landlord's Services
         Exhibit E - Rules and Regulations


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                                   ARTICLE II

                                PREMISES AND TERM

         2.1 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, for the Term, subject to and with the benefit of the provisions of this Lease, the Premises, excluding exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator wells and other common facilities in the Building, and pipes, ducts, conduits, wire and appurtenant fixtures serving the Premises exclusively or in common with other parts of the Building, and if the Premises includes less than the entire rentable area of any floor, excluding the central core area of such floor.

         2.2 COMMON FACILITIES. Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, subject to the Rules and Regulations (as hereinafter defined): (a) the common facilities in the Buildings or on the Land, including common walkways, driveways, lobbies, hallways, ramps, stairways, elevators and loading platforms; (b) the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises; and (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities.

         2.3 AMENITIES. During the Term, Tenant shall have the right to use, in common with other tenants the cafeteria and other amenities from time to time located within or made available by Landlord to occupants of the Wayland Business Center. Tenant's right to use all such amenities shall be on such terms, during such time periods and subject to such rules and regulations as are determined by Landlord, in its reasonable discretion, and uniformly applied to all of the tenants of Wayland Business Center.


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         2.4 LANDLORD'S RESERVATIONS. Landlord reserves the right from time to time, without unreasonable interference with Tenant's Permitted Uses, to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures wherever located in the Building, and to alter or relocate any other common facility, provided that the substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in this Section 2.4 shall be located in the central core area, above ceiling surfaces, below floor surfaces or within the perimeter walls of the Premises to the extent practicable and, to the extent not practicable, without unreasonably interfering with Tenant's business operations in the Premises. Tenant's usable space in the Premises shall not be materially diminished as a result of such installations, replacements and relocations, without Tenant's prior consent and, in any event, if Tenant does so consent, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss thereof suffered by Tenant. In the event that Tenant's usable space is diminished, by more than fifty percent (50%), Tenant shall have the option to terminate this Lease, without penalty, on not less than thirty
(30) days notice.

         2.5 TERM. To have and to hold the Premises for a period commencing on the Term Commencement Date, and continuing for the Term unless sooner terminated as provided elsewhere in this Lease.


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         2.6 EXTENSION TERM. Provided that no Event of Default with regard to the payment of Annual Fixed Rent or Additional Rent is then in existence, Tenant shall have the right to extend the Original Term for one (1) period of five (5) years. Such option to extend shall be exercised by the giving of notice by Tenant to Landlord on or before the date which is twelve (12) months prior to the expiration of the then current Term. Upon the giving of such notice, this Lease and the Term hereof shall be extended, for an additional term of five (5) years (the "Extension Term"), without the necessity for the execution of any additional documents, provided that upon request of either party, Landlord and Tenant agree to enter into an amendment of this Lease to confirm the exercise of such extension option and to document all changes to the Lease resulting from the exercise of the extension option. Time is of the essence in the giving of such notice. The Extension Term shall be upon all the terms, conditions and provisions of this Lease except that the Annual Fixed Rent during the Extension Term ("Extension Term Rent") shall be equal to the Fair Rental Value of the Premises (as such term is hereinafter defined) for such Extension Term. If Fair Rental Value is not agreed upon by Landlord and Tenant three (3) months prior to the date on which such Extension Term is to commence, the Extension Term Rent shall be determined by appraisal as provided in EXHIBIT C attached hereto; provided, however, that if the Extension Term Rent shall not have been determined pursuant to the appraisal process described in EXHIBIT C prior to commencement of the Extension Term, Tenant shall pay Annual Fixed Rent with respect to the Premises at the rate equal to the fixed annual rent per rentable square foot of the Premises reasonably determined by Landlord to be the Fair Rental Value of the Premises (the "Temporary Rent") until the Extension Term Rent is determined pursuant to such appraisal process, at which time an appropriate adjustment shall be made as necessary to correct any difference between the Temporary Rent and the Extension Term Rent. Tenant shall pay any such adjustment required of it, plus interest computed at the annual rate equal to the prime rate of interest announced from time to time by Fleet Boston Corporation (or any successor thereto) (the "Lease Interest Rate"), on such adjustment amount (such interest to be calculated as accruing from the dates Temporary Rent payments were made as if a pro rata portion of such adjustment amount were due on each such date), within ten (10) days after receipt of notice thereof. Any such adjustment required of Landlord shall be accounted for to Tenant after such determination is made and shall be credited, along with interest computed at the Lease Interest Rate on such adjustment amount (such interest to be calculated as accruing from the dates Temporary Rent payments were made as if a pro rata portion of such adjustment amount were due on each such date) within ten (10) days after receipt of notice thereof. For purposes of EXHIBIT C the day following expiration of the Original Term shall be deemed the relevant "Available Date".

         2.7 EARLY ACCESS. From and after the date of execution of this Lease, Landlord shall give Tenant access to the Premises for purposes of commencing the Initial Tenant Improvements; provided, however, that any entry onto the Premises by Tenant shall be subject to all of the terms and provisions of this Lease other than the provisions requiring Tenant to pay Annual Fixed Rent and any Additional Rent, neither of which shall be payable for the period prior to the Term Commencement Date.

                                   ARTICLE III

                            ALTERATIONS AND ADDITIONS

         3.1 BASE BUILDING CONDITION. Landlord represents and warrants to Tenant that the Premises, on the date hereof, are in broom-clean, carpet-ready condition, ready for construction. Landlord further represents and warrants to Tenant that: the bathrooms in the Premises have been completed to building standard; the main HVAC mechanical units are in place and ready for work; there are fire dampers in the existing HVAC ducts and that there is a sprinkler loop in existence in the Premises.

         3.2 PREPARATION OF PREMISES FOR OCCUPANCY.

                  3.2.1 TENANT'S PLANS. Tenant, at Tenant's sole cost and expense, shall cause to be prepared and delivered to Landlord, within twenty-one
(21) of the date of this Lease, a set of detailed architectural, mechanical and electrical drawings and specifications detailing the work proposed to be done in the Premises ("Tenant's Plans"). Tenant's Plans shall comply, in all material respects, with all applicable laws, ordinances and regulations and the requirements of this Lease and shall be prepared by design professionals reasonably acceptable to Landlord (it being agreed that the list of architects, engineers and construction contractors attached hereto as EXHIBIT F is hereby deemed approved and Tenant may use any of the professionals on such list). Landlord shall have five (5) Business Days to review and approve or reject Tenant's Plans. In the event Landlord does not approve Tenant's Plans, Landlord agrees to work with Tenant and Tenant's design professionals to articulate and promptly resolve any objections Landlord has to Tenant's Plans. Once Tenant's Plans are approved, Tenant shall perform the appropriate filings, if necessary, with governmental agencies having jurisdiction and obtain such approvals and permits as required for the construction of the work depicted on Tenant's Plans.

                  3.2.2 INITIAL TENANT IMPROVEMENTS. Tenant's Plans, once approved by Landlord, shall set forth the work to be completed in the Premises at Tenant's sole cost and expense (the "Initial Tenant Improvements"). Prior to commencing the Initial Tenant Improvements, Tenant shall deliver to Landlord the name and address of Tenant's general contractor. Promptly following the completion of all of the Initial Tenant Improvements, Tenant shall obtain and furnish to Landlord (i) all appropriate certifications from all authorities having jurisdiction (including a certificate of occupancy or permanent certificate of occupancy, as the case may be) to the effect that all of the Initial Tenant Improvements have been performed and completed in accordance with Tenant's Plans.

                  3.2.3 TENANT IMPROVEMENTS ALLOWANCE. Except as set forth in
Section 3.1 hereof, Landlord shall have no obligation to perform any work in the Premises to prepare the same for Tenant's occupancy, provided however, that Landlord shall make the Tenant Improvements Allowance available for purposes of reimbursing Tenant for any costs and expenses incurred in making the Initial Tenant Improvements. Landlord shall reimburse Tenant for, or pay directly upon presentation of a detailed invoice, costs incurred in constructing the Initial Tenant Improvements, including, without limitation, architectural and engineering fees, from time to time (but not more frequently than monthly) upon Tenant's furnishing Landlord with receipted invoices reasonably satisfactory to Landlord. To the extent the Tenant Improvements Allowance is not used by Tenant it shall be retained by Landlord.

                  3.2.4 COMMENCEMENT DATE. The Term of the Lease shall begin (and Annual Fixed Rent shall first be payable on the earlier to occur of (the "Term Commencement Date"):

                           (a) September 1, 2000, subject to extension for Force Majeure, or such earlier date on which Tenant commences business operations at the Premises; and

                           (b)      September 30, 2000.

         3.3 TENANT CHANGES AND ADDITIONS. Except as provided in this Section 3.3, Tenant may, from time to time, make non-structural changes and additions to the Premises, including without limitation, the Initial Tenant Improvements, in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. From and after the Term Commencement Date, non-structural changes within the Premises costing $20,000.00 or less in any one instance and aggregating no more than $100,000.00 during the entire Term may be made by Tenant without the need for Landlord's approval; however, in any such instance Tenant shall give written notice thereof, together with the plans and specification therefor, if any, to Landlord prior to commencing any such change and Tenant shall otherwise be bound by the remaining provisions hereof. All fixtures and all paneling, railings and like installations, installed in the Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term unless Landlord, by notice to Tenant no later than ten (10) days after the Term Commencement Date for installations paid for with the Tenant Improvement Allowance( or within ten (10) days after any later installation made by Tenant) notifies Tenant prior to the date fixed for termination of this Lease or promptly after termination in any case where this Lease is earlier terminated, elects to have them removed by Tenant, in which event, the same shall be removed from the Premises by Tenant forthwith at the end of the Term, at Tenant's expense. Nothing in this Section shall be construed to prevent Tenant's removal of trade fixtures, moveable partitions and computer and telecommunications equipment or personal property paid for by Tenant. Upon removal of any such trade fixtures or other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to installation, reasonable wear and tear excepted and repair any damage to the Premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the Term remaining in the Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense.

         3.4 GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION. All construction work required or permitted by this Lease except for the Initial Tenant Improvements shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority. All of Tenant's changes and additions shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Land or interfere with Building operation, and shall be performed by Landlord's the contractors or workmen set forth in EXHIBIT F or by contractors or workmen first approved by Landlord which approval shall not be unreasonably withheld. Except with respect to work by Landlord's general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of its contractors; cause each contractor to carry workmen's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees, commercial general liability insurance and such other insurance as Landlord shall reasonably require, written by companies rated not less than A+ by Best's Insurance Reports with such limits in no event less than $1,000,000 for each person and $3,000,000 for each accident, and property damage insurance with limits of not less than $1,000,000 (all such insurance to be written insuring Landlord and Tenant and such other persons or entities as Landlord shall reasonably require, as well as the contractors); and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, Landlord's general contractor, or Tenant's agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises, the Building or any interest of Landlord therein. Tenant agrees immediately to discharge or bond over any such liens which may so attach in accordance with Section 6.1.13 hereof and agrees to indemnify Landlord for, from and against any and all loss, cost or expense (including, but not limited to, reasonable attorneys' fees and costs) incurred by Landlord as a result of Tenant's work, except to the extent caused by the negligence or intentional acts of Landlord or Landlord's agents.

         3.5 CONSTRUCTION REPRESENTATIVES. Each party authorizes the other to rely, in connection with construction performed by Tenant, upon approval and other actions on the party's behalf by any Construction Representative of the party named in Article I above or any person hereafter designated in substitution or addition by notice to the party relying.


                                   ARTICLE IV

                                      RENT

         4.1 ANNUAL FIXED RENT. Tenant agrees to pay, without any offset or deduction whatever, Annual Fixed Rent to Landlord at the appropriate rate set forth in Section 1.1 hereof, in equal installments of 1/12th of the Annual Fixed Rent in advance on the first day of each calendar month included in the Term, commencing on the Term Commencement Date and for any portion of a calendar month preceding such date or at the end of the Term, at that rate payable in advance for such portion. Tenant shall pay all rent when due and no invoice for rent due or to become due or notice of rent past due shall be required hereunder.

         4.2 ADDITIONAL RENT. The payments required to be made by Tenant to Landlord under Sections 4.2.1 and 4.2.3 shall constitute "Additional Rent":

                  4.2.1 REAL ESTATE TAXES. Tenant shall pay to Landlord its proportionate share (as defined in Section 4.2.4) of all real estate taxes (as defined in Section 4.2.2) imposed against the Buildings and the Land attributable to the Term of this Lease, prorated with respect to any portion of a fiscal year during which the Term of this Lease either begins or ends. If Landlord shall receive any refund of real estate taxes of which Tenant has paid a portion pursuant to this Section, then, out of any balance remaining after deducting Landlord's reasonable expenses incurred in obtaining such refund (but only to the extent that the same have not been previously collected or billed to tenants), Landlord shall pay to Tenant the lesser of (i) its proportionate share, as defined in Section 4.2.4 hereof, of such balance and (ii) the amount Tenant actually paid in Additional Rent on account of the real estate taxes for the period to which such refund relates. Tenant shall, with each monthly installment of Annual Fixed Rent, make tax fund payments to Landlord. The term "tax fund payments" refers to such payments as Landlord shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay, when they become due and payable, all payments required from Tenant under this Section. In the event that said tax fund payments are not adequate to pay Tenant's share of taxes, Tenant shall pay to Landlord the amount by which such aggregate of tax fund payments is less than the amount of said share. Such payments shall be due and payable ten (10) days after notice thereof is given to Tenant by Landlord. All surplus tax fund payments to Landlord shall be accounted for to Tenant after payment by Landlord of the taxes on account of which they were made, and shall be credited by Landlord against the next tax fund payment due from Tenant or if at the end of the Term, refunded to Tenant. Subject to the provisions of this Section, Landlord shall be responsible for payment of all real estate taxes imposed against the Buildings and the Land.

                  4.2.2 REAL ESTATE TAXES DEFINED. The term "real estate taxes" as used herein shall mean all real estate taxes, assessments, and other governmental impositions and charges of every kind and nature whatsoever not included in operating expenses (as defined in Section 4.2.3), extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the Term as it may be extended be assessed, imposed, become due and payable or be levied by lawful taxing authorities against the Land described on EXHIBIT A attached hereto, the Buildings, and all other improvements located on the Land (collectively, the "Property") or liens upon or arising in connection with the use or occupancy or possession of, or becoming due or payable out of or for, the Property or any part thereof, including all costs and fees incurred by Landlord in contesting the same or in negotiating with the appropriate governmental authorities as to the same.

                  Except as otherwise set forth in the immediately succeeding paragraph of this Section 4.2.2, nothing herein contained shall be construed to include as a real estate tax any inheritance, estate, succession, transfer, gift, franchise corporation, income or profit tax or capital levy that is or may be imposed upon Landlord; provided, however, that, if at any time during the Term as it may be extended the methods of taxation prevailing at the Term Commencement Date shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed upon the Property, there shall be levied, assessed or imposed an income or other tax of whatever nature, then the same shall be included in the computation of real estate taxes hereunder.

                  Real estate taxes shall include any excise, transaction, sales or privilege tax now or hereafter imposed by any government or governmental agency upon Landlord on account of, attributed to, or measured by rent or other charges payable by Tenant, or levied by reason of the parking made available by Landlord on the Property, and shall be repaid by Tenant to Landlord in addition to and together with the rent and other charges otherwise payable hereunder; provided, that any tax levied by reason of the parking shall be apportioned so that Tenant shall reimburse Landlord for that portion of such parking tax in the same proportion as set forth in Section 4.2.4.

                  4.2.3 OPERATING EXPENSES. Tenant shall pay annually to Landlord its proportionate share (as defined in Section 4.2.4) of all reasonable costs and expenses incurred by Landlord from the Term Commencement Date throughout the Term of this Lease in the operation and maintenance of the Property in accordance with generally accepted operational and maintenance procedures, including, without limiting the generality of the foregoing, all such costs and expenses in connection with (1) insurance (including without limitation casualty, public liability and rent interruption insurance), license fees, janitorial service, landscaping, window cleaning, parking lot maintenance, and snow removal, (2) wages and salaries of on-site personnel, management fees (which shall be comparable to those fees for similar buildings), employee benefits and payroll taxes of on-site personnel, on-site office expenses, on-site administrative and auditing expenses, professional fees payable to parties not affiliated with Landlord (including, without limitation, reasonable legal, accounting and consulting fees), and equipment and materials for the operation, management, and maintenance of said Property, (3) the furnishing of heat, air conditioning, utilities, and any other service to the extent the same is not reimbursed or reimbursable to Landlord, (4) water and sewer charges, and (5) expenses incurred in complying with all zoning and fire regulations arising after the date hereof as they may apply to the Property (except for structural changes and capital expenditures) (the foregoing being herein referred to as "operating expenses"). The following shall be excluded from the definition of operating expenses:

                           (a) costs of special services rendered to tenants for which a separate charge is made;

                           (b) costs incurred for the exclusive benefit of a specific tenant or of a space occupied by Landlord;

                           (c) salaries of officers and executives of Landlord not connected with the operation of the Property (other than time devoted exclusively to operation of the Property);

                           (d) any costs incurred due to the negligent acts or omissions of Landlord, its agents or employees;

                           (e) architectural, engineering and legal fees incurred in connection with leasing costs or preparing space for new tenants, leasing fees or commissions and advertising costs;

                           (f)      interest, mortgage charges, taxes,
                                    depreciation and capital expenditures,
                                    except that the cost of capital improvements may, to the extent the same contribute to the reduction of operating expenses, be amortized and included in operating expenses; and

                           (g) costs of reconstruction or other work incurred in connection with any fire or other casualty insured or required to be insured against hereunder (other than the amount of any reasonable deductible).

         Operating expenses shall be reduced by the amount of insurance proceeds, reimbursements, discounts or allowances received by Landlord in connection with such costs.

         As soon as Tenant's proportionate share of operating expenses with respect to any calendar year (subject to proration with respect to any portion of a calendar year in which the Term of this Lease begins or ends) can be determined, Landlord shall deliver to Tenant a statement of Tenant's proportionate share of such operating expenses, and Tenant shall pay the same to Landlord as Additional Rent within ten (10) days following the date of such statement. Landlord's records of operating expenses with respect to each calendar year shall be available in reasonable detail for inspection by Tenant for two (2) years following delivery by Landlord of its statements of operating expenses for such year. Tenant, or a third party selected by Tenant, may, at reasonable times and after notice to Landlord, inspect all invoices and other supporting material relevant to the computation of said operating expenses. In the event that Landlord is found to have over billed Tenant for Tenant's proportionate share of operating expenses, or to have misstated the operating expenses of the Property, such overcharges shall be refunded to Tenant together with interest at an annual rate equal to the Lease Interest Rate, commencing to accrue ten (10) days after such overcharge is discovered. Tenant shall with each monthly installment of Annual Fixed Rent, make operating fund payments to Landlord. The term "operating fund payments" shall refer to such payments as Landlord shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay, when they become due and payable, all payments required from Tenant under this Section. In calculating operating fund payments, Landlord shall calculate the amounts payable by Tenant on the basis of operating expenses incurred in the previous year. In the event that the aggregate of said operating fund payments is not adequate to pay Tenant's proportionate share of operating expenses, Landlord shall so notify Tenant, specifying the additional amount required, and Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of said share, such payment to be due and payable at the time set forth above. Any surplus operating fund payments shall be accounted for to Tenant after such surplus has been determined, and will be credited by Landlord against the next operating fund payment due from Tenant or if at the end of the Term, refunded to Tenant.

                  4.2.4 TENANT'S PROPORTIONATE SHARE. Tenant's proportionate share of real estate taxes pursuant to Section 4.2.1 shall be the excess of real estate taxes allocable to the Premises over Tenant's Included Share of Real Estate Taxes, where real estate taxes allocable to the Premises means the real estate taxes for the Property multiplied by a fraction, the numerator of which is the number of r.s.f. of the Premises and the denominator of which is the number of r.s.f. determined by multiplying the Total Rentable Floor Area of the Buildings the greater of by (a) ninety-five percent (95%) or (b) a fraction, the numerator of which is the actual number of r.s.f. leased and the denominator of which is the Total Rentable Floor Area of the Buildings. Tenant's proportionate share of operating expenses pursuant to Section 4.2.3 shall be the excess of operating expenses allocable to the Premises over Tenant's Included Share of Operating Expenses, where operating expenses allocable to the Premises means the operating expenses for the Property multiplied by a fraction, the numerator of which is the number of r.s.f. of the Premises and the denominator of which is the number of r.s.f. determined by multiplying the Total Rentable Floor Area of the Buildings by (a) ninety-five percent (95%) or (b) a fraction, the numerator of which is the actual number of r.s.f. leased and the denominator of which is the Total Rentable Floor Area of the Buildings.

                  4.2.5 TENANT'S ELECTRICITY USAGE. Landlord shall supply electricity to the Premises ("Tenant's Electricity") at all times without interruption for normal office use, including, without limitation, lighting and electrical outlets. Landlord represents that there is sufficient service to the Premises to permit Tenant to use the Premises for the Permitted Uses. Tenant's electricity usage shall be included as an operating expense and Tenant shall pay Tenant's Proportionate Share thereof as set forth in Section 4.2.4, above. Tenant shall not, without Landlord's prior consent in each instance, connect anything, other than ordinary and typical office machines, including, without limitation, desk-top computers, servers, printers and similar small computer equipment (the usage of which shall constitute normal office use), to the Building's electric system which actually and materially increases the consumption of electricity or require the material alteration or addition to the electric system of the Premises. Should Landlord grant such consent, all additional risers or other equipment therefor shall be provided by Landlord at the Tenant's expense and the extra cost of electricity arising from such use shall be charged to Tenant at Landlord's cost.

                                    ARTICLE V

                              LANDLORD'S COVENANTS

         5.1 LANDLORD'S COVENANTS. Landlord covenants:

                  5.1.1 to furnish, through Landlord's employees or independent contractors, the services listed in EXHIBIT D.

                  5.1.2 except as otherwise provided in Article VI and VII, to, make promptly such repairs to the roof, structural elements, foundation, building systems, insulation, caulking, exterior walls and glass, floor slabs and all parts of the common areas and facilities of the Buildings, and landscaping as may be necessary to keep them in condition suitable for a first class office building.

                  5.1.3 that Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term, subject to all terms and provisions hereof, including, but not limited to, Landlord's enforcement of its rights on behalf of Tenant with respect sewage treatment plants located or to be located on the Property under (a) Section 7 of that certain Memorandum of Agreement dated as of August 30, 1999, as amended between Landlord, the Town of Wayland and the Wayland Wastewater Management District Commission and (b) Section 14.03 (c) of that certain Purchase and Sale Agreement dated as of August 22, 1997, as amended between Wayland Meadows Corporation and Landlord's affiliate.

                  5.1.4 maintain, or cause to be maintained, the common facilities and the Buildings in material compliance with all applicable laws (including, without limitation, ADA and related handicapped access laws) and all applicable ordinances, orders and regulations of governmental authorities. Tenant shall cause the Premises to materially comply all applicable laws related to Tenant's specific use and occupancy (including, without limitation, ADA and related handicapped access laws).

                  5.1.5 to maintain, or cause to be maintained, a policy or policies of insurance, issued by and binding upon an insurance company of good financial standing, insuring the Buildings against loss or damage by fire and other insurable hazards and contingencies normally insured against by owners of multi-tenant low-rise office buildings in the Wayland/Sudbury/Marlborough area, in the amount of the replacement cost thereof; provided, that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies, including without limitation any Tenant personalty not covered by this Lease which Tenant may keep or maintain in the Premises.

                  5.1.6 to maintain, or cause to be maintained, a policy or policies of commercial general liability insurance (with respect to the Property) under which Landlord shall be the named insured and any ground lessor and holder of a mortgage on the Property and Tenant are named as additional insureds. The minimum limits of liability of such insurance for each year shall be $1,000,000 per person and $3,000,000 per occurrence for combined bodily injury (or death) and $1,000,000 damage to property (per occurrence), and from time to time during the Term for such higher limits, if any, as are carried customarily in the Greater Boston area with respect to similar properties.

         5.2 INTERRUPTIONS. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power and other utility losses and shortages, the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Property however the necessity may occur; provided, however, that Landlord shall use reasonable efforts not to interfere with or to minimize interference with Tenant's business in making any such entry or repair. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control (excluding financial inability), Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Section 7.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

         Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage or interruption, Landlord shall exercise reasonable diligence to eliminate the cause thereof.

                                   ARTICLE VI

                               TENANT'S COVENANTS

         6.1 TENANT'S COVENANTS. Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

                  6.1.1 to pay when due: all Annual Fixed Rent and Additional Rent, and other charges hereunder; a late charge computed at the rate of three percent (3%) per month on all Annual Fixed Rent, Additional Rent and other charges hereunder not paid within ten (10) days after the date when due; all taxes which may be imposed on Tenant's personal property on the Premises (including without limitation, Tenant's fixtures and equipment) regardless to whom assessed; and all charges by Landlord or public utilities for electricity, telephone, and gas services and service inspections therefor; and all charges by public utilities for installation of metering devices. Any charge by Landlord in connection with the provision of utilities or the servicing thereof shall be at the cost billed to Landlord for the same. Any cash deposits or other security required by any utility or similar service provided shall be the sole responsibility of Tenant.

                  6.1.2 except as otherwise provided in Article VII and Section 5.1.2, to keep the Premises, including all interior glass, clean and in good order, repair and condition, reasonable wear and damage by fire and casualty only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such good order, repair and condition, first removing all goods, effects, and fixtures of Tenant and any items the removal of which is required by any agreement given pursuant to Sections 3.1 or 3.2 hereof, or specified therein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises to such good order, repair and condition (subject to the exceptions noted above) and leaving them clean and neat;

                  6.1.3 not to injure or deface the Premises, Buildings, Land, or Property, nor to permit in the Premises any auction sale, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to commit or permit any waste in or with respect to the Premises nor to generate, store or dispose of any oil, hazardous wastes, or hazardous material as defined in Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 6901
         ET SEQ., the Resource Conservation and Recovery Act of 1976, 42
         U.S.C. Section 6901 ET SEQ., the Toxic Substances Control Act,
         15 U.S.C. Section 2061 ET SEQ., the Federal Clean Water Act,
         33 U.S.C. Section 1251, and the Federal Clean Air Act, 42 U.S.C.
         Section 7401 ET SEQ., or other applicable state or local laws, or regulations adopted pursuant to any of the foregoing (except for customary amounts which may be contained in typical office supplies or cleaning fluids), nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is improper, contrary to law or ordinance, or which will invalidate or increase the premiums for, any insurance on the Buildings or the Property or its contents; or which will render necessary any alteration or addition to the Buildings or the Property;

                  6.1.4 not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Property used by Tenant in common with others; nor without prior consent of Landlord to permit the painting or placing of any signs or the placing of any curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with the rules and regulations set forth in EXHIBIT E and all other commercially reasonable rules and regulations of general applicability to all tenants in the Buildings hereafter made by Landlord, of which Tenant has been given notice (the "Rules and Regulations"). Landlord shall not be liable to Tenant for the failure of other tenants of the Buildings to conform to the Rules and Regulations but Landlord agrees that the Rules and Regulations shall be generally enforced against all tenants on the Property. In the event of any inconsistency between any of the Rules and Regulations and the terms of this Lease, the terms of this Lease shall prevail;

                  6.1.5 to keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant of the Premises, and to procure all licenses and permits so required because of Tenant's use (other than a certificate of occupancy permitting general office use) and, if requested by Landlord, to do any work so required because of Tenant's manner of use of the Premises, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses;

                  6.1.6

                           (a) not to assign, mortgage, pledge, hypothecate or otherwise transfer this Lease (whether by transfer of the shares of stock or other equity interest in the entity constituting Tenant or otherwise excluding, however any transfer of publicly held shares of Tenant) or sublet all or any portion of the Premises, or permit occupancy of the Premises or any part thereof by anyone other than Tenant, without the prior written consent of Landlord except as otherwise expressly provided herein which consent shall not be unreasonably withheld, conditioned or delayed.

                           (b) that in the event Tenant proposes to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice ("Tenant's Notice") thereof, conforming to the requirements of subparagraph (c) below, sixty (60) days prior thereto, which notice shall specify the date on which such assignment or subletting is intended to occur or commence. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (1) to exercise its rights under subparagraph (d) below, or (2) give Tenant notice whether or not Landlord consents to the proposed assignment or subletting, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant's Notice shall contain the name and address of the proposed assignee or subtenant, all material terms of the proposed assignment or sublease, and full information with respect to the creditworthiness of the proposed assignee or subtenant. Any proposed assignment or subletting shall be subject to the following conditions and Landlord shall not be deemed to be unreasonable for withholding its consent to a proposed assignment or sublease where one or more of the following conditions are not fulfilled:

                           (i) Any proposed sublease or assignment must be submitted to Landlord at least sixty (60) days before the commencement or effective date thereof for review by Landlord;

                           (ii) Any sublease must provide that the same is subject to all of the terms and conditions of this Lease and the sublease must provide that in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease whether voluntary, involuntary or by operation of law, prior to the expiration date of such sublease, including extensions and renewals granted thereunder, the proposed subtenant agrees to make full and complete attornment to Landlord for the balance of the term of the sublease, at the option of Landlord, at any time during the proposed subtenant's occupancy of a portion of the Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord, which the proposed subtenant agrees to execute and deliver at any time within five (5) days after request of Landlord, its successors and assigns, and the proposed subtenant waives the provisions of any law now or hereafter in effect which may give the proposed subtenant any right of election to terminate the sublease or to surrender possession of the Premises in the event any proceeding is brought by Landlord under this Lease to terminate this Lease;

                           (iii)    Any agreement of assignment must be
                                    accompanied by an instrument of assumption in recordable form which contains a covenant by the assignee running to Landlord;

                           (iv) The subtenant or assignee must be a United States citizen or citizens or a corporation or other business entity qualified to do business in the Commonwealth of Massachusetts, such subtenant or assignee must have creditworthiness sufficient in Landlord's reasonable judgment for the purposes of the obligations being incurred, and with a general reputation in the business community reasonably satisfactory to Landlord; and such subtenant or assignee must carry on a business which is consistent with the Permitted Uses;

                           (v) There may not be an Event of Default which has occurred and which is then continuing;

                           (vi)     Any subletting (except pursuant to
                                    subparagraph (f) below) shall be at a rental rate not less than the lesser of a) the rent then payable under the Lease or (b) that currently being charged by Landlord for comparable sub-lease space in the Buildings for a comparable term, at the time of such subletting;

                           (vii) The space proposed to be sublet shall be required to be regular in shape and configuration with appropriate means of ingress and egress suitable for normal renting purposes;

                  If Landlord consents to any subletting or assignment by Tenant as hereinabove provided, Tenant shall deliver, within thirty (30) days of execution thereof, a copy of the duly executed sublease or assignment, substantially in the form approved by Landlord based on Tenant's Notice. The listing of any name other than that of Tenant, whether on the doors of the Premises or Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others unless Landlord has so consented in writing pursuant to the terms hereof.

                           (c) In the event of a proposed sublease or assignment, other than pursuant to subparagraph (f) below, Landlord shall have the election (exercisable in writing within thirty (30) days of receipt of Tenant's Notice) to terminate this Lease with respect to the space subject to the proposed sublease. If Landlord exercises its option to terminate, Tenant shall vacate the affected portion of the Premises forthwith, leaving them in the same condition they would have been in pursuant to Section 6.1.2., and Landlord shall erect such demising walls, corridors and partitions, and perform such other work, as may be reasonably required as a consequence, at Landlord's cost.

                           (d) If Landlord consents to any subletting or assignment by Tenant as hereinabove provided, and subsequently any rents or other consideration payable under, for or on account of such sublease are in excess of the rent payable by Tenant under this Lease allocable to such space, or any additional sum or other value is paid to Tenant by the assignee under any such assignment in consideration for such assignment, then sixty percent (60%) of such excess rents under any such sublease or the additional sum or other value for any such assignment, after the deduction of reasonable and actual cash out of pocket expenses to arm's length parties, shall be due and payable by Tenant to Landlord as and when received by Tenant.

                           (e) Anything to the contrary contained in this Lease notwithstanding, Tenant may, without Landlord's prior written consent, but on ten (10) days' advance notice to Landlord, assign this Lease to a corporation or other business entity into or with which the named Tenant herein shall be merged, or consolidated, a subsidiary corporation or other subsidiary business entity of Tenant (of which Tenant owns, directly or indirectly, greater than fifty-one (51%) percent of any capital stock or, if not a corporation, of which Tenant owns, directly or indirectly, greater than a fifty-one (51%) percent legal and beneficial interest), a parent corporation or other parent business entity of Tenant (i.e. an entity owning, directly or indirectly, greater than a fifty-one (51%) percent legal and beneficial interest in Tenant) or any corporation or other business entity to which all or substantially all of Tenant's assets are sold (all of the foregoing being hereafter called a "Permitted Assignee"), provided same is a bona fide transaction, with no intent to circumvent the covenants, conditions provisions and terms of this Lease.

                           (f) No subletting or assignment by Tenant nor any consent thereto by Landlord shall relieve Tenant of the continuing primary liability of Tenant under this Lease. No consent to any assignment or subletting in a specific instance shall operate as a waiver in any subsequent instance.

                  6.1.7 to defend with counsel selected by Tenant, and reasonably acceptable to Landlord, save harmless, and indemnify Landlord from and against all actual liability, damages, losses, injuries or claims of whatever nature (including, without limitation, reasonable counsel fees and disbursements) arising from (i) any act, omission or negligence of Tenant, or Tenant's contractors, licensees, invitees, agents, servants or employees, or (ii) any use made or thing done or occurring on the Premises from the Term Commencement Date until the end of the Term.

                  Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance under which Landlord, (and any ground lessor and holder of a mortgage on the Property of which Tenant has been given written notice), and Tenant are named as insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages, in the broadest form of such coverage from time to time available. Each such policy shall be non-cancelable and non-amendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to Landlord and such ground lessors and mortgagees without thirty (30) days' prior written notice to Landlord and such ground lessors and mortgagees and a duplicate original thereof shall be delivered to Landlord. The minimum limits of liability of such insurance for each year shall be as set forth in Section 1.1 for combined bodily injury (or death) and damage to property (per occurrence), and from time to time during the Term for such higher limits, if any, as are carried customarily in the ARoute 128" area with respect to similar properties;

                  6.1.8 to keep all Tenant's employees working in the Premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;

                  6.1.9 at all reasonable times and upon reasonable advance notice (other than in the case of emergency in which case no such notice shall be required), to permit Landlord and Landlord's agents to examine the Premises and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary, to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like, not consented to in writing (if such consent is required hereunder), and (at all reasonable times and upon reasonable notice to Tenant) to show the Premises to prospective tenants during the last twelve (12) months of the Term or at any time after any notice of termination of this Lease, and to prospective purchasers and prospective mortgagees at any time during the Term of this Lease, all such rights to be exercised with reasonable diligence to prevent interruption of Tenant's business operations in the Premises;

                  6.1.10 not to place a load upon the Premises exceeding an average rate of 75 pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other type of vibration eliminators sufficient to eliminate such vibration or noise;

                  6.1.11 all the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless caused by the gross negligence or willful misconduct of Landlord or its agents or employees;

                  6.1.12 not to suffer or permit any liens to stand against the Premises by reason of work done, labor services performed or materials provided for or at the request of Tenant. Tenant shall cause any such liens to be discharged within thirty (30) days after the date of the filing thereof, but nothing herein shall prevent Tenant from contesting any such lien, provided that Tenant shall first provide a surety bond or other security therefor satisfactory to Landlord; and

                  6.1.13 in case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any party thereof claiming under Tenant, to pay, as Additional Rent, all costs, including without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation, and as Additional Rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease. Tenant shall be entitled to reimbursement from Landlord for comparable costs incurred by Tenant with respect to litigation commenced by or against Landlord to which Tenant, without fault on its part, is made a party;

                  6.1.14 so long as this Lease remains in force, to use and occupy the Premises for the Permitted Uses, and for no other purpose or purposes whatsoever without the prior written consent of Landlord. Tenant agrees to operate and conduct its business on the Premises in a manner which complies with all applicable laws and regulation; and

                  6.1.15 if Tenant shall abandon the Premises, the same shall constitute a default under this Lease and Landlord shall have all of the same rights and remedies against Tenant as herein granted and reserved to Landlord by Article IX of this Lease upon a default of Tenant in this Lease.

         Upon the expiration of this Lease or if this Lease should terminate for any cause, and at the time of such expiration, abandonment or termination, the Tenant or Tenant's agents, subtenants or any other person should leave any property of any kind or character on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, Tenant's agents or subtenants, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property.

         It is understood and agreed by and between the parties hereto that none of Landlord's servants, agents or employees, have or shall have the actual or apparent authority to waive any portion of this paragraph, and the Tenant shall have no right to leave any such property upon the Premises without the written consent of Landlord.

         Landlord, its agents or attorneys, shall have the right and authority without notice to Tenant, Tenant's agent or subtenants, or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor. The said property received therefor shall belong to the Landlord as compensation for the removal and disposition of said property.

                                   ARTICLE VII

                               CASUALTY AND TAKING

         7.1 CASUALTY AND TAKING. If, during the Term, the Building or Premises shall be partially damaged (as distinguished from "substantially damaged," as that term is hereinafter defined) by fire or casualty, Landlord shall proceed promptly to restore the Building or Premises (consistent, however, with governmental laws and codes then in existence) to substantially the condition thereof at the time of such damage, but Landlord shall not be responsible for delay in such restoration which may result from any cause beyond the reasonable control of Landlord.

         If during the Term the Building or Premises shall be substantially damaged (as that term is hereinafter defined) by fire or casualty, the risk of which is covered by Landlord's insurance and the holder of any mortgage which includes the Building as part of the mortgaged premises or any ground lessor of the Land, allows the insurance proceeds to be applied to the restoration of the Building, Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available to Landlord, expend so much as may be necessary of such net amount to restore (consistent, however, with governmental laws and codes then in existence) the Building and Premises to as serviceable a condition as the condition thereof at the time of such damage, but Landlord shall not be responsible for delay in such restoration which may result from any cause beyond the reasonable control of Landlord, nor shall Landlord be obligated to restore personal property of Tenant's on the Premises, nor additions or alterations made by Tenant after initial build out. If the Building or the Premises shall be substantially damaged by fire or casualty (a) as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord, or (b) such holder of a mortgage or ground lessor, will not allow the insurance proceeds to be applied to the restoration of the Building, or (c) the net amount of insurance proceeds available to Landlord are insufficient to cover the cost of restoring the Building in the reasonable estimate of Landlord, then in any such case, Landlord may, but shall have no obligation to, restore as aforesaid or Landlord may terminate this Lease by giving notice to Tenant within forty-five (45) days after the occurrence of such fire or casualty, which notice shall recite the reason among those set forth above for such termination.

         If Landlord does not within sixty (60) days after such fire or casualty (whether or not covered by Landlord's insurance), advise Tenant of the status of Landlord's obligations with respect to reconstruction, i.e., whether the net amount of proceeds is available to cover the cost of restoration, whether Landlord intends to restore, regardless of the sufficiency or availability of proceeds, or whether Landlord intends to terminate, thereafter Tenant shall have the right until Landlord shall have notified Tenant of Landlord's intentions, to terminate this Lease, such termination to take effect as of the date of such Tenant's notice.

         If the Premises shall be damaged by fire or casualty within the last eighteen (18) months of the Term and repairing such damage shall be reasonably expected to take more than fifty percent (50%) of the remainder of the Term or to cost more than fifty percent (50%) of the aggregate amount of the Annual Fixed Rent reserved for the remainder of the Term, either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice.

         The term "substantially damaged," as used in this Article VII, shall refer to damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence.

         Except as hereinafter provided, if the Premises and access thereto, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for the Permitted Use, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right (notwithstanding that the entire interest of either of them may have been divested) to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the effective date of such taking. If so much of the Building shall be so taken that continued operation of the Building would be uneconomic, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after the effective date of such taking.

         Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, Landlord agrees, to the extent that the holder of any mortgage which includes the Building as part of the mortgaged premises or any ground lessor of the Land, allows any condemnation award to be used for such purposes, and in any event only to the extent of such condemnation award (net of Landlord's expenses, including without limitation, attorney's fees and disbursements, incurred in connection with any such taking or condemnation), to use due diligence to put what may remain of the Premises (consistent, however, with governmental laws and codes then in existence) into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable.

         If the Premises shall be damaged by fire, other casualty, or taking, or if the Tenant shall by reason of such damage or taking be deprived of reasonable access to the Premises or ability to use them, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Term.

         7.2 RESERVATION OF AWARD. Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Property and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant at its own expense or fixtures, items or leasehold improvements, whether deemed realty or not, to the extent undepreciated and to the extent Tenant has paid the cost thereof (specifically excluding the leasehold improvements paid for through the Tenant's Allowance), or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.

                                  ARTICLE VIII

                               RIGHTS OF MORTGAGEE

         8.1 SUPERIORITY OF LEASE. Except as otherwise provided in Section 8.6 below, this Lease shall be superior to and shall not be subordinated to any mortgage or other voluntary lien or other encumbrance arising after the date hereof on the Land or Buildings, or both, which are separately and together hereinafter in this Article VIII referred to as "the mortgaged premises." The word "mortgagee" as used in this Lease shall include the holder for the time being and any ground lessor or sublessor whenever the context permits.

         8.2 NO PREPAYMENT. No Annual Fixed Rent, Additional Rent, or any other charge shall be paid prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be void as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

         8.3 NO RELEASE OR TERMINATION. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any (provided Tenant has received written notice of such mortgagees), specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 8.3 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition.

         8.4 NO MODIFICATION, ETC. No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any (provided Tenant has received notice of such mortgagees).

         8.5 CONTINUING OFFER. The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreement contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written herein as such, and such mortgagee shall be entitled to enforce such provisions in its own name.

         8.6 SUBORDINATION. This Lease shall be subject and subordinate to any existing mortgage on the mortgaged premises, and to any and all modifications, extension, renewals thereof and any and all advances hereafter made thereunder, and, in addition, Landlord shall have the option to require the subordination of this Lease to any mortgage hereafter made which includes the Premises as part of the mortgaged premises, provided that the holder thereof enters into an agreement with Tenant by the terms of which (a) in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, and provided there is not an Event of Default by Tenant hereunder then continuing, the holder will agree not to disturb Tenant's rights of possession, subject to any rights of the Tenant regarding defaults of the Landlord of which Tenant has given notice pursuant to Section 8.3, and (b) Tenant will agree to recognize and attorn to the holder of such mortgage as Landlord in such event. This agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale. Tenant agrees to execute one or more agreements to effectuate the foregoing upon the request of Landlord. Any such mortgage to which the Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

         8.7 IMPLEMENTATION. Tenant agrees on request of Landlord to execute, acknowledge and deliver from time to time any agreement which may reasonably be deemed necessary to effectuate the provisions of this Article VIII.

                                   ARTICLE IX

                                    DEFAULTS

         9.1 EVENTS OF DEFAULT. Each of the following shall be an "Event of Default" hereunder:

                  (a) If Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rent, Additional Rent, or any other charge payable to Landlord under this Lease (each, a "monetary default") and if such monetary default shall continue for five (5) days after written notice thereof from Landlord to Tenant; provided, however, that Landlord shall not be obligated to deliver written notice of a monetary default more than two (2) times in any Lease Year;

                  (b) if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults other than a monetary default, Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion;

                  (c) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors;

                  (d) if Tenant's leasehold interest shall be taken on execution; and

                  (e) if a petition is filed by Tenant for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of the Bankruptcy Act as then in force and effect, or if an involuntary petition under any of the provisions of said Bankruptcy Act is filed against Tenant and such involuntary petition is not dismissed within ninety (90) days thereafter.

         9.2 REMEDIES AND DAMAGES.

         (a) Upon the occurrence of any Event of Default, Landlord may, at its option, terminate this Lease, by notice to Tenant, whereupon this Lease shall terminate as fully and completely as if the date of Landlord's notice as aforesaid were the date herein originally fixed for the expiration of the Term, Tenant hereby waiving all statutory rights (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) except that Tenant shall continue to be liable to Landlord as provided herein.

         (b) If this Lease shall have been terminated as provided in this
Section 9.1 or otherwise, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons or any and all property from the same, as if the Lease had not been made. Landlord may, at its option, remove and store any of Tenant's effects, and those of any persons claiming by through and under Tenant, at the expense and risk of Tenant.

         (c) In the event of any termination of this Lease, Tenant shall pay the Annual Fixed Rent, Additional Rent and all other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Annual Fixed Rent, Additional Rent and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all reasonable and customary expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable legal expenses, reasonable attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Annual Fixed Rent, Additional Rent and other sums would have been payable hereunder if this Lease had not been terminated.

         (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at the election of Landlord exercisable at any time, Tenant shall pay to Landlord an amount equal to the net present value (discounted at the annual rate of nine percent (9%)) of the excess, if any, of the Annual Rent, which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Real Estate Taxes and Operating Expenses would be the same as the payments required for the immediately preceding operating or tax year) for which remained in effect, over the Term of this Lease if the same remained in effect, over the then fair rental value of the Premises for the same period.

         (e) In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and
(ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

         (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any other remedies (including, without limitation, the remedies to which Landlord is entitled under Section 10.12) or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including, without limitation, the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

         10.2 TITLES. The titles of the Articles are for convenience only and are not to be considered in construing this Lease.

         10.3 NOTICE OF LEASE. Landlord and Tenant agree that neither party shall record this Lease. Upon request of either party, both parties shall execute and deliver after the Term begins a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

         10.4 HOLDING OVER. Any holding over by Tenant after the expiration of the Term shall be treated as a tenancy at sufferance at twice the Annual Fixed Rent and Additional Rent herein provided to be paid during the last twelve (12) months of the Term (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable.

         10.5 NOTICE. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord's Original Address or at such other address as may have been specified by prior notice to Tenant, and if to Tenant, at Tenant's Original Address or at such other address as may have been specified by prior notice to Landlord. Any communication or notice so addressed shall be deemed duly served when delivered in hand, by reputable overnight courier (e.g., Federal Express) or three (3) business days after deposit in the U.S. Mail, registered or certified mail, return receipt requested.

         10.6 BIND AND INURE. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. Whenever the Premises are owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord's trust estate, but not upon any trustee or beneficiary of the trust individually.

         10.7 NO SURRENDER. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         10.8 NO WAIVER, ETC. The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The failure of Landlord to enforce any of said Rules and Regulations against any tenant in the Buildings shall not be deemed a waiver of any such rules or regulations, but Landlord shall not enforce such Rules and Regulations inconsistently or adopt any new rules or regulations which are unreasonable. The receipt by Landlord of Annual Fixed Rent, Additional Rent or any other charges with knowledge of the breach of any covenant of this Lease shall not be deemed to be a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

         10.9 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent and any other charges then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease. Notwithstanding anything to the contrary herein, in the event of a dispute, Tenant may make any payment of rent when due under protest but nothing shall relieve Tenant of its obligations to punctually and duly perform its obligations hereunder.

         10.10 CUMULATIVE REMEDIES. The specific remedies to which either Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach, or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek a decree compelling specific performance of any such covenants, conditions or provisions.

         10.11 PARTIAL INVALIDITY AND APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

         10.12 LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS. If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provisions for such substituted performance by Landlord are made in this Lease with respect to such default. Except in case of emergency, these rights shall be exercised only after ten (10) business days prior written notice from Landlord to Tenant of Landlord's intention to do so. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at an annual rate equal to the Lease Interest Rate, commencing to accrue five (5) days after the date of demand for payment) plus three percentage points (3%)) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately upon demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

         10.13 ESTOPPEL CERTIFICATES. Landlord or Tenant (the "Responding Party") shall from time to time, upon request by the other party hereto (the "Requesting Party"), execute, acknowledge and deliver to the Requesting Party or its designee within ten (10) days of a request therefor a statement in writing certifying:

                  (a) that to the Responding Party's knowledge, this Lease is unmodified and unamended and in full force and effect, that there are no defenses, offsets or counterclaims to Tenant's obligations to pay the Annual Fixed Rent and Additional Rent and other charges payable under this Lease and that there have been and currently are no defaults of Landlord or Tenant under this Lease (or, if there have been any modifications or amendments, that the same is in full force and effect as modified and stating the modifications or amendments and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail);

                  (b) the amounts of and dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid;

                  (c) that Tenant has accepted, is satisfied with, and is in full possession of the Premises, including all improvements, additions, and alterations thereto required to be made by Landlord under the Lease;

                  (d) that the Landlord and/or Tenant has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the Term of the Lease as specified in the Lease;

                  (e) the Term, the Term Commencement Date, and that Tenant has been in occupancy and paying rent since the Term Commencement Date;

                  (f) that no prepayment or reduction of rent and no modification, termination or acceptance of Lease will be valid as to the party to whom such certificate is addressed without the consent of such party; and

                  (g) to such other effects as the Requesting Party shall reasonably request. Any such statement delivered pursuant to this
         Section 10.13 may be relied upon by the Requesting Party, its partners, or any prospective purchaser or mortgagee of any interest in the Buildings or Property.

         10.14 WAIVER OF SUBROGATION. Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if the other party so requests and if it can be so written without additional premium, or with an additional premium (provided the other party agrees to pay), include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury of loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered or required to be covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

         10.15 BROKERAGE. Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except, Trammell Crow Company and Equis Corporation (the "Brokers"). Tenant shall indemnify Landlord and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorney's fees) for any compensation, commission or fees claimed by any real estate broker or agent other than the Brokers in connection with this Lease or its negotiation by reason of any act of Tenant. Landlord shall indemnify and hold Tenant harmless from any cost, expense or liability (including cost of suit and reasonable attorney's fees) for any compensation, commission or fee claimed by any real estate broker or agent other than the Brokers by virtue of its dealing with Landlord.

         In the event of the assertion of any claim for which indemnification is to be provided by either Landlord or Tenant, as above, the party against whom the claim is asserted will give the other party prompt written notice thereof and afford such other party the right to join equally in the defense thereof.

         10.16 FORCE MAJEURE. If Landlord or Tenant is prevented or delayed in its performance of any obligation under this Lease on its part to be performed by or resulting from an act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations, act of the other party, or other causes beyond Landlord's or Tenant's reasonable control (other than financial inability), then Landlord or Tenant, as applicable, shall be excused from such performance the period of time during which it is so prevented or delayed and Landlord or Tenant shall have no liability by reason thereof. With respect to the Term Commencement Date as defined in Section 3.2.4 above, it is understood and agreed that this definition of Force Majeure is not intended include acts or circumstances within the control of Tenant or within the control of its contractors in performing the Initial Tenant Improvements.

         10.17 AUTHORITY. Tenant warrants that it has legal authority to operate and is authorized to do business in The Commonwealth of Massachusetts. Tenant also warrants that the person or persons executing this Lease on behalf of Tenant has or have authority to do so and fully to obligate Tenant to all terms and provisions of this Lease.

         Landlord warrants that it has legal authority to operate and is authorized to do business in The Commonwealth of Massachusetts. Landlord also warrants that the person or persons executing this Lease on behalf of Landlord has or have authority to do so and fully to obligate Landlord to all terms and provisions of this Lease.

         10.18 PARKING AND LOADING. Landlord shall provide Tenant with Tenant's Share of Parking Spaces in the area(s) designated by the Landlord at no additional charge and in common with all other tenants. Tenant's Share of Parking Spaces shall be undesignated and unassigned. In addition to Tenant's share of Parking Spaces, Landlord shall designate the spaces shown on EXHIBIT B attached hereto as visitor parking spaces for the common use of visitors of tenants in the building at 420 and 430 Boston Post Road. Tenant shall abide by any and all reasonable parking and loading regulations and rules established by Landlord or Landlord's parking operator.

         10.19 SIGNAGE. Tenant shall be allocated (a) signage space on existing signage designed to be visible from Route 20 and (b) signage space on the Building in the amount of eleven square feet. The design and location of all signage shall be subject to Landlord's prior reasonable approval. Landlord shall install and maintain all signage, but the cost of installing and maintaining such signage shall be charged to Tenant on a pro-rata basis. In addition, so long as there is no Event of Default hereunder, Tenant shall have the right to one (1) listing on the lobby directory of the Building. The listing of one or more names of persons other than Tenant on such lobby directory shall not be construed as a consent by Landlord to an assignment or a subletting by Tenant to such person or persons.

         10.20 SECURITY DEPOSIT. Tenant agrees that the Security Deposit will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same, throughout the term of this Lease, as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed. Landlord shall have the right, from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from any default on the part of Tenant, in which event Tenant shall restore the balance of the Security Deposit to the amount then required hereunder. Tenant not then being in default, Landlord shall return the Security Deposit (as the same may have been reduced pursuant to this Section), or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section, to Tenant on the expiration or earlier termination of the Term. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit or any part thereof not previously applied may be turned over by Landlord to Landlord's grantee, and if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section and the return thereof in accordance herewith. Neither the holder of a mortgage nor the lessor in a ground lease of property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor. Notwithstanding the foregoing, the Security Deposit shall be reduced by one third at the end of the first Lease Year and by an additional one-half at the end of the second
Lease Year. In addition, Tenant shall have the right to substitute a standby letter of credit at any time for a cash Security Deposit provided that the same is in form and substance and issued by a financial institution reasonably acceptable to Landlord.

         10.21 LIMITATION OF LANDLORD'S LIABILITY. It is expressly understood and agreed by Tenant that none of the Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or its partners or any partners of its partners, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its partners or any of its or their partners, officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant. The provisions of this Section 10.21 shall expressly be applicable to and inure to the benefit of Landlord's successors and assigns.

         10.22 RIGHT TO RELOCATE. Notwithstanding anything herein to the contrary, Landlord shall have the right and power, after the third Lease Year, to relocate Tenant within the Buildings in space (the "Relocation Space") which contains at least as many r.s.f. as the space from which Tenant is being moved, and which is reasonably suited to Tenant's use, provided, however, that (a) the Relocation Space after such relocation shall include space on contiguous floors, if the Premises did so prior to the relocation, and (b) such relocation shall occur no more than once during the Term. Any relocation shall be made at Landlord's expense, including remodeling or refurbishing the Relocation Space such that its condition is substantially equivalent to that of Tenant's space immediately prior to the move. Landlord shall not be liable for any claims, damages, or liabilities in connection with or occasioned by such relocation. Landlord's exercise of such right shall include, but not be limited to, a relocation to consolidate the rentable area occupied to provide Landlord's services more efficiently, or a relocation to provide contiguous vacant space for a prospective tenant. Landlord's right shall be exercised by delivery to Tenant of a "Relocation Notice" specifying the location of the Relocation Space and the date it will be available for occupancy (the "Relocation Date"), which date shall not be fewer than sixty (60) days from the date of the Relocation Notice. Landlord shall, at Landlord's expense (including reimbursement of Tenant for its reasonable cash expenses attributable to such move, including without limitation, overtime compensation paid to Tenant's employees in connection with the move), move Tenant's personal property and trade fixtures into the Relocation Space as of the Relocation Date. The move shall be accomplished as expeditiously as possible, without unreasonable interference with Tenant's business. Any such move shall be accomplished by Landlord in a single integrated procedure over a weekend, with such procedure not to be commenced unless and until Tenant's telephone service, computer service, and all other services required for the proper operation of Tenant's business in the Relocation Space shall be in place and fully operable to the extent possible so that Tenant may, on the Monday immediately following the relocation, commence business in as nearly as possible normal fashion. There shall be no abatement of rent during the period of the move. Upon Tenant's taking possession of the Relocation Space, the term "Premises" as used herein shall be deemed to refer to the Relocation Space, a plan of which shall be used to replace EXHIBIT B.

         10.23 REAR ACCESS. Landlord shall build and provide for Tenant's use a common walkway between the Premises and the loading entrance at the rear of the Building (the "Rear Entrance"). Landlord shall permit Tenant, at Tenant's cost, to install a doorbell or other similar device at the Rear Entrance to permit communication solely between the Rear Entrance and the Premises.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, as of the date first set forth above.

                                          LANDLORD:
                                          WAYLAND BUSINESS CENTER, LLC

                                             By: WAYLAND BUSINESS CENTER, INC.,
                                                 its Manager

                                             By:    /s/ Dean F. Stratouly
                                                    ---------------------------
                                             Name:  Dean F. Stratouly
                                             Title: Manager

                                          TENANT:
                                          MOLDFLOW CORPORATION

                                             By:    /s/ Suzanne Rogers
                                                    ---------------------------
                                             Name:  Suzanne Rogers
                                             Title: Chief Financial Officer

                                    EXHIBIT A

                             DESCRIPTION OF THE LAND

                                    EXHIBIT B

                            PLAN SHOWING THE PREMISES

                                    EXHIBIT C

                    DETERMINATION OF FAIR MARKET RENTAL VALUE

         In the event the Fair Rental Value of Premises during any Extension Term must be determined by appraisal, the determination of Fair Rental Value shall be made:

         (i)      by an appraiser chosen by agreement between the parties; or

         (ii)     if the parties shall not agree on an appraiser within thirty
                  (30) days after the period for agreement on Fair Rental Value has elapsed, by taking the arithmetic average of the value assigned by three appraisers, one selected by each of the parties, and the third selected by agreement of the two appraisers so selected; provided that, if the appraised value assigned by any appraiser selected by a party shall be less than ninety percent (90%), or more than one hundred ten percent (110%) of the appraised value assigned by the third appraiser, then such first value shall, for purposes of this subparagraph, be increased to ninety percent (90%) or decreased to one hundred ten percent (110%), as applicable, of the appraised value assigned by such third appraiser. All appraisers referred to in this Exhibit shall be M.A.I. appraisers with at least 10 years of experience appraising commercial real estate in the greater Boston area. The costs of each appraiser shall be borne by the party appointing him, or in the case of a third appraiser, shall be shared equally by the parties. In the event that either party fails to appoint an appraiser pursuant to this subparagraph within thirty (30) days after the period for agreement of Fair Rental Value has elapsed, then the appraiser, if any, appointed by the other parties shall, acting singularly, make the determination of Fair Rental Value. If the two appraisers appointed by the parties do not within a period of fifteen
                  (15) days after the appointment of the later of them, appoint a third appraiser willing so to act, then either party may designate instead that the third appraiser be appointed by the President of the Greater Boston Real Estate Board or a successor organization thereto (unless any party or business associate thereof holds such a position, in which event said third appraiser shall be appointed by the person holding the next highest position on said Board who is not a business associate of any party) and the individual so appointed shall for all purposes have the same standing and powers as though he has been seasonably appointed by the appraisers first appointed. For purposes of the foregoing appraisals, the Fair Rental Value payable by tenant shall be determined by increasing the rental payable (determined as of the date of the appraisers' report) by a percentage equal to the percentage increase in the consumer price index announced by the U.S. Department of Labor between the date of the appraisers' first report and the relevant Available Date, as it may be adjusted.

                                    EXHIBIT D

                               LANDLORD'S SERVICES

1. Landlord shall provide security personnel for the common areas of the Building 24 hours a day, 365 days per year.

2. Landlord agrees to provide elevator service to the Building 24 hours a day, 365 days a year. Access to said elevators shall be provided by Building security in the "off hours."

3. Landlord shall, during normal business hours, furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect for the Building upon demand as Additional Rent. Such after hours charge for air conditioning, heating or ventilation is $50.00 per hour as of the date of this Lease.

4. Landlord shall provide Tenant with hot and cold water for drinking, lavatory and toilet purposes from regular building supply at reasonable temperatures. For water furnished for any other purposes, Tenant shall pay Landlord at the same rates as would have been charged by the Town of Wayland.

5. Landlord shall (a) keep and maintain in workable condition (including replacement) the Building's sanitary, electrical, heating, plumbing, elevator, air conditioning and other systems, (b) provide cleaning services to the common areas of the Buildings, (c) keep all roadways, walkways and parking areas of the Land clean and lit, and remove all snow and ice therefrom, (d) provide light bulbs for the common areas of the Buildings, and (e) provide grounds maintenance to all landscaped areas.

6.       Landlord agrees to furnish cleaning services as set forth in SCHEDULE
         D.1 attached hereto.

         For purposes of this Lease, "normal business hours" shall mean:

                  Monday - Friday 7:00 A.M. - 7:00 P.M.
                  Saturday 8:00 A.M. - 1:00 P.M.

                                  SCHEDULE D.1

                             CLEANING SPECIFICATIONS

                                  See attached.

                                    EXHIBIT E

                              RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress to and egress from tenant's space or the Buildings and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in public hall of the Buildings either by any tenant or by jobbers, or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber and trees and sideguards.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Buildings; and no tenant shall sweep or throw or permit to be swept or thrown from the tenant's space any dirt or other substances into any of the corridors or halls, elevators or out of the doors or windows or stairways of the Buildings, and no tenant shall use, keep or permit to be used or kept any foul or noxious gas or substance in the tenant's space, or permit or suffer the tenant's space to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Buildings by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the Buildings. Smoking or carrying lighted cigars, cigarettes or pipes in the common areas of the Buildings is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Buildings without the prior written consent of Landlord, in the Landlord's sole discretion.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the tenant's space or the Buildings or on the inside of the tenant's space if the same is visible from the outside of the tenant's space without the prior written consent of Landlord, except that the name of a tenant may appear on the entrance door of the tenant's space. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to a tenant or tenants violating this rule. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to landlord.

6. No tenant shall deface any part of the tenant's space or the Buildings. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or mechanism thereof. Each tenant must, upon the termination of his or its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof. A tenant may, however, install its own card access devices or similar security system so long as Landlord and the property manager are provided with a reasonable number of access cards or other devices providing for entry to the tenant's space.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the tenant's space only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Buildings and to exclude from the Buildings all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

9. No tenant shall obtain for use in the tenant's space ice, drinking water, towel and other similar services, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord. Canvassing, soliciting and peddling in the Buildings is prohibited and each tenant shall cooperate to prevent the same.

10. Landlord reserves the right to exclude from the Buildings between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Buildings signed or validated by Landlord, Landlord will furnish passes to persons for whom any tenant requires the same in writing. Each Tenant shall be responsible for all persons for whom he or it requests such pass and shall be liable to Landlord for an acts of such persons.

11. Landlord shall have the right to prohibit any advertising or practice by any tenant which, in Landlord's opinion, tends to impair the reputation of the Buildings or its desirability as a Buildings for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising or practice.

12. Except as otherwise expressly provided for in the Lease, no tenant shall bring or permit to be brought or kept in the tenant's space, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the tenant's space.

13. Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services. If a tenant requires air conditioning or ventilation after hours, the tenant shall give notice in writing to the Building superintendent prior to 3:00 P.M. in the case of services required on weekdays, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.

                                    EXHIBIT F

             LIST OF APPROVED CONTRACTORS, ARCHITECTS AND ENGINEERS


ARCHITECT

Sasaki
Design Management


ENGINEERS (MEPs)

Landlord's engineer
Vanderwell Engineering


CONSTRUCTION CONTRACTORS

Landlord's contractor
Integrated Builders
Callahan/Hoffman Construction
Doyle Custom Construction